SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[_] Preliminary Proxy Statement

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[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a 12

NETIQ CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 11, 1999
1:00 p.m.

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NetIQ Corporation, a Delaware corporation (the “Company”), will be held on Thursday, November 11, 1999, at 1:00 p.m., local time, at the Company’s principal executive offices at 5410 Betsy Ross Drive, Santa Clara, California 95054, for the following purposes:

1.	To elect two Class I directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

2.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending June 30, 2000; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on September 30, 1999, are entitled to notice of and to vote at the meeting and any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or, for our holders of record of Common Stock, utilize the convenient option of voting by telephone or internet. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

For the Board of Directors

NetIQ Corporation

James A. Barth
SECRETARY

Santa Clara, California
October 7, 1999

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR UTILIZE THE CONVENIENT OPTION OF VOTING BY TELEPHONE OR INTERNET.

NetIQ Corporation

PROXY STATEMENT FOR THE
1999 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of NetIQ Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 11, 1999, at 1:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices at 5410 Betsy Ross Drive, Santa Clara, California 95054. The telephone number at that location is (408) 330-7000. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein; for the ratification of the appointment of Deloitte & Touche LLP as independent public accountants as set forth herein; and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        These proxy solicitation materials and the Annual Report to Stockholders for the year ended June 30, 1999, including financial statements, were first mailed on or about October 7, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

         Stockholders of record at the close of business on September 30, 1999 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding and entitled to vote 15,386,238 shares of Common Stock, $.001 par value.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to NetIQ Corporation at 5410 Betsy Ross Drive, Santa Clara, California 95054, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING

        Each share of Common Stock outstanding on the Record Date is entitled to one vote. Votes by stockholders will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to the particular proposal on which the stockholder has abstained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares present and entitled to vote with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in this manner.

        A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS THERETO, FOR THE FISCAL YEAR ENDED JUNE 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ACCOMPANIES COPIES OF THIS PROXY STATEMENT MAILED TO STOCKHOLDERS. STOCKHOLDERS MAY OBTAIN, FOR THE COST OF COPYING, A COPY OF ANY EXHIBITS THERETO BY WRITING: NETIQ CORPORATION, 5410 BETSY ROSS DRIVE, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INVESTOR RELATIONS.

SOLICITATION OF PROXIES

        The expense of soliciting proxies in the enclosed form will be borne by the Company. In addition, the Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company intended to be presented for consideration at the Company’s 2000 Annual Meeting of Stockholders must be received by the Company no later than June 9, 2000, in order that they may be included in the proxy statement and form of proxy related to that meeting.

        The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than July 17, 2000, and the form of the notice must be in accordance with the requirements set forth in Section 2.5 of the Company’s bylaws.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Company’s bylaws provide for a Board of six directors. The Company’s Certificate of Incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of the Class I directors expires in 1999, the term of the Class II directors expires in 2000, and the term of the Class III directors expires in 2001. The two Class I directors who were serving as directors at the end of fiscal year 1999 are nominated for re-election. Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2002 or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below. Unless authority so to vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the two nominees named below. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

         Kuo-Wei (“Herbert”) Chang, age 37, has been a director since May 1997. Since April 1996, Mr. Chang has been the President of InveStar Capital, Inc., a technology venture capital management firm based in Taiwan. From July 1994 to March 1996, Mr. Chang was a Senior Vice President at the WK Technology Fund, a technology venture capital management firm based in Taiwan. Mr. Chang holds a B.S. in geology from National Taiwan University and a M.B.A. from National Chiao-Tung University in Taiwan

         Ying-Hon Wong, age 42, co-founded NetIQ in June 1995 and has served as a director since inception. Since January 1991, Mr. Wong has been a General Partner of Wongfratris Investment Company, a venture investment firm. Mr. Wong holds a B.S. in electrical engineering and industrial engineering from Northwestern University and a M.B.A. from the Wharton School of Business at the University of Pennsylvania.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 2000

         Her-Daw Che, age 50, co-founded NetIQ and has served as a Director and Vice President, Engineering since November 1995. From September 1993 to July 1995, Mr. Che served as the Director of Engineering of the EcoSystems Business Group at Compuware. Mr. Che holds a B.S. in electrical engineering from National Taiwan University, M.S. in computer science and a Ph.D. in computer science from the University of Pennsylvania.

         Alan W. Kaufman, age 61, has been a director since August 1997. Since August 1997, Mr. Kaufman has served as a director of QueryObject Systems, which develops and markets proprietary business intelligence software, and he has served as Chairman of the Board of QueryObject since March 1998. Mr. Kaufman was President and Chief Executive Officer of QueryObject from October 1997 to December 1998. From December 1996 to October 1997, Mr. Kaufman was an independent consultant. From April 1985 to December 1996, Mr. Kaufman held various positions at Cheyenne Software, including most recently as Executive Vice President of Worldwide Sales. Mr. Kaufman is also a director of Global Telecommunication Solutions, a provider of prepaid phone cards. Mr. Kaufman holds a B.S. in electrical engineering from Tufts University.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 2001

         Louis C. Cole, age 56, has been a director since September 1998. Since June 1989, Mr. Cole has been President, Chief Executive Officer and a director of Legato Systems, which develops, markets and supports network storage management software products. Since April 1995, Mr. Cole has served as Chairman of the Board of Legato. Mr. Cole also serves as a director of Inference, a provider of enterprise customer relationship management software, and Rogue Wave Software, a provider of object-oriented software parts and related tools software. Mr. Cole holds a B.S. in mathematics and education from Pennsylvania State University at Edinboro.

         Ching-Fa Hwang, age 51, co-founded NetIQ in June 1995 and has served as President and Chief Executive Officer and a director since inception. From June 1995 to March 1999, Mr. Hwang also served as Chief Financial Officer of NetIQ. From September 1994 to June 1995, Mr. Hwang served as the Vice President of Research at Compuware, a developer of information systems software. From August 1993 to September 1994, Mr. Hwang served as the Vice President of Technical Services and General Manager at the EcoSystems Business Group of Compuware. Mr. Hwang holds a B.S. in electrical engineering from National Taiwan University and a M.S. in computer science from the University of Utah.

VOTE REQUIRED AND BOARD OF DIRECTORS’ RECOMMENDATION

         Because the two nominees who receive the greatest number of votes will be elected to serve as Class I directors, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINATED DIRECTORS.

BOARD MEETINGS AND COMMITTEES

        The Company’s Board of Directors held eight regular meetings and authorized four actions by unanimous written consent during the fiscal year ended June 30, 1999. No incumbent director during fiscal 1999 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the period such person served). The Board of Directors has standing Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee.

        The Audit Committee was established in May 1999 and is comprised of Messrs. Chang and Kaufman. No Audit Committee meetings were held during fiscal 1999. However, the members did meet with the Company ’s independent auditors after year-end to discuss the audit approach and results. The purposes of the Audit Committee are to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries; to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made in internal accounting controls; to nominate independent auditors; and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

        The Compensation Committee was established in March 1999. The members of the Compensation Committee from March 18, 1999 to May 19, 1999 were Messrs. Chang, Hwang and Kaufman and from May 1999 to end of fiscal year, the Committee was comprised of Messrs. Chang, Cole, and Kaufman. The Compensation Committee held no meetings and authorized six actions by written consent during fiscal 1999. The purposes of the Compensation Committee are to review and make recommendations concerning the compensation to be paid or provided to the Company ’s executive officers and directors, the aggregate compensation of all employees of the Company, and the terms of compensation plans of all types.

DIRECTOR COMPENSATION

        The Company reimburses each member of the Company’s Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. No member of the Board of Directors receives any additional cash compensation for serving as a member of the Board.

        In May 1997, an option was granted to Herbert Chang in his capacity as a director to purchase up to 183,333 shares of common stock with an exercise price of $0.30 per share which vests in annual installments over three years. Because of Mr. Chang’s contractual obligations with InveStar Burgeon Venture Capital, the option was issued in the name of InveStar Burgeon Venture Capital Inc. The vesting of this option terminates if Mr. Chang ceases to be a member of the board of directors.

        In August 1997, an option was granted to Alan W. Kaufman as a director to purchase up to 66,666 shares of common stock at an exercise price of $0.30 per share. This option vests in annual installments over four years.

        In November 1998, an option was granted to Louis C. Cole as a director to purchase up to 50,000 shares of common stock at an exercise price of $1.50 per share. On the first anniversary of the grant date, 25% of the option shares vest. The remaining shares vest ratably on a quarterly basis over the next three years.

        In November 1998, the Board granted non-statutory options to purchase up to 66,666 shares of common stock to Her-Daw Che and 80,000 shares of common stock to Ching-Fa Hwang, each with an exercise price of $1.50 per share. At the time of grant, 37.5% of the shares subject to these options were vested, and the remaining shares subject to these options vest ratably on a quarterly basis thereafter.

        In November 1998, the Board granted an option to Ying-Hon Wong in his capacity as a director to purchase up to 53,333 shares of common stock with an exercise price of $1.50 per share. Because of Mr. Wong ’s contractual obligations with Wongfratris Investment Company, the option was issued in the name of Wongfratris Investment Company. In January 1999, this option was exercised in full subject to a right of repurchase in favor of NetIQ. As of the Record Date, 43.75% of the shares acquired are subject to repurchase in favor of NetIQ if Mr. Wong ceases to be a member of the board of directors. This repurchase right lapses as to 6.25% of the shares purchased each quarter through April 2001.

OUTSIDE DIRECTORS’ OPTIONS

        The Company’s Amended and Restated 1995 Stock Option Plan provides for an initial automatic grant of an option to purchase 8,333 shares of common stock to a director who first becomes a non-employee director and who does not beneficially hold 1% or more of the total voting power of voting securities on the date of grant. Each non-employee director who has served on the board for at least six months will be automatically granted an additional option to purchase 8,333 shares of common stock following each annual meeting of stockholders. However, if the first annual meeting following the initial public offering falls within six months of the effective date of the initial public offering, no grants will be made until the following annual meeting. Thus, no grants will be made to non-employee directors following the 1999 Annual Meeting. Each option granted to a non-employee director under this program will have a term of five years and the shares purchasable under these options are fully vested on the date of grant. The exercise price of these options will be 100% of the fair market value per share of common stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee consists of directors Herbert Chang, Louis C. Cole, and Alan W. Kaufman. The Company’s President and Chief Executive Officer participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, except that he is excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP, independent accountants, to audit the financial statements of the Company for the current fiscal year ending June 30, 2000. The Company expects that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions. The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented and voting at the Annual Meeting will be required to approve this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.
SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

        Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

        The following table sets forth certain information as of July 30, 1999, regarding beneficial ownership of the Company’s Common Stock by (i) each person or entity who is known to the Company to own beneficially 5% or more of the Company’s outstanding Common Stock; (ii) each member of the Company’s Board of Directors; (iii) each of the Named Executive Officers; and (iv) all current directors and executive officers of the Company as a group.

Name and Address	Number of Shares Beneficially Owned	Percent Owned(1)
5% Stockholders:
Wongfratris Investment Company (2)(6)	1,083,332	7.3%
51 Jordan Place Palo Alto, CA 94303
Sen-Tien Lee	999,999	6.7%
29 Alley 18, Lane 325
Chien Kung Road Taipei, Taiwan, R.O.C.
InveStar Burgeon Venture Capital (3)(7)	788,888	5.2%
Leeware One Building Safe Haven Corporate Center Seven Mile Beach, Grand Canyon Cayman Islands, British West Indies

Current Named Executive Officers and Directors:
Ching-Fa Hwang (4)	1,944,997	13.0%
Her-Daw Che (5)	1,110,830	7.4%
Ying-Hon Wong (2)(6)	1,083,332	7.3%
Herbert Chang (3)(7)	788,888	5.2%
Thomas R. Kemp (8)	193,572	1.3%
Glenn S. Winokur (9)	119,581	*
Stephen M. Kendall (10)	45,832	*
Alan W. Kaufman (11)	33,332	*
Louis C. Cole	—	*
All current Directors and current Executive Officers as a group (10 persons) (12)	7,053,696	46.11%

*	Represents less than one percent of the outstanding shares of Common Stock.

(1)	The percent owned is calculated based on a total of 14,913,810 shares of Common Stock outstanding as of July 30, 1999.

(2)	The general partners of Wongfratris Investment Company include Mr. Wong, a member of our board of directors, Y. Wood Wong and Y. Kuen Wong.

(3)	The general partners of InveStar Burgeon Capital include Mr. Chang, a member of our board of directors, and Kenneth Tai.

(4)
Includes 33,332 shares held by Mr. Hwang’s children; 399,999 shares held by Mr. Hwang and his wife in joint tenancy; and 45,000 shares purchasable within 60 days of July 30, 1999 pursuant to outstanding options.

(5)	Includes 26,666 shares held by Mr. Che’s children; 206,666 shares held by The Che Family Trust; and 37,498 shares purchasable within 60 days of July 30, 1999 pursuant to outstanding options.

(6)
Includes shares held by Wongfratris Company of which Mr. Wong is a general partner. Mr. Wong disclaims beneficial ownership of the shares held except to the extent of his pecuniary interest as a general partner. Within 60 days of July 30, 1999, 23,334 of these shares are subject to a repurchase option in favor of NetIQ should Mr. Wong’s membership on the board of directors terminate

(7)
Includes 122,222 shares purchasable within 60 days of July 30, 1999 pursuant to outstanding options held by InveStar Burgeon Venture Capital, Inc. Mr. Chang is the president of InveStar Capital, Inc., the investment manager of InveStar Burgeon Venture Capital. Mr. Chang disclaims beneficial ownership of the shares held by InveStar Burgeon Venture Capital.

(8)	Includes 416 shares purchasable within 60 days of July 30, 1999 pursuant to outstanding options.

(9)	Includes 7,082 shares purchasable within 60 days of July 30, 1999 pursuant to outstanding options.

(10)	Includes 6,042 shares purchasable within 60 days of July 30, 1999 pursuant to outstanding options.

(11)	Includes 33,332 shares purchasable within 60 days of July 30, 1999 pursuant to outstanding options.

(12)	Includes 384,925 shares purchasable within 60 days of July 30, 1999 pursuant to outstanding options.
EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the fiscal years ended June 30, 1999, 1998, and 1997 respectively by (i) the Company ’s President and Chief Executive Officer and (ii) the Company ’s next most highly compensated executive officers whose salary and bonus for fiscal 1999 exceeded $100,000 (collectively, the “ Named Executive Officers”).

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $		Securities Underlying Options/SARs (#’s)	All Other Compensation $
Ching-Fa Hwang...	1999	$93,749	$ —	$ —		80,000	$2,128	(4)
President and Chief	1998	90,000	—	—		–0–	1,548
Executive Officer	1997	90,000	—	1,730	(1)	–0–	813

Thomas R. Kemp...	1999	113,699	—	—		33,333	3,009	(5)
Vice President,	1998	101,674	320	—		23,332	2,270
Marketing	1997	77,508	—	—		38,665	1,854

Stephen M. Kendall...	1999	100,328	—	19,437	(2)	20,000	7,234	(6)
Vice President,	1998	81,545	—	6,401		96,666	19,244
Asia Pacific	1997	—	—	—		—	—

Glenn S. Winokur...	1999	90,287	—	133,450	(3)	33,333	3,294	(7)
Vice President, Sales	1998	85,008	12,250	231,040		16,666	2,234
	1997	80,004	25,000	—		136,666	1,854

(1)	Represents compensation of $1,730 paid by the Company in fiscal 1997 in lieu of excess accrued vacation time per the Company’ s policy.

(2)	Includes commissions paid by the Company of $5,671 earned in fiscal 1999 and to be paid in fiscal 2000; and $5,863 of commissions earned in fiscal 1998 and paid in fiscal 1999.

(3)	Includes commissions paid by the Company of $16,155 earned in fiscal 1999 and to be paid in fiscal 2000; and $122,063 earned in fiscal 1998 and paid in fiscal 1999.

(4)
Represents $269 and $397 in long-term disability insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; $108 and $81 in group life insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; and $1,751, $1,170, and $813 in health insurance premiums paid by the Company in fiscals 1999, 1998, and 1997, respectively.

(5)
Represents $352 and $321 in long-term disability insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; $108 and $81 in group life insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; and $2,549, $1,868, and $1,854 in health insurance premiums paid by the Company in fiscals 1999, 1998, and 1997, respectively.

(6)
Represents $299 and $321 in long-term disability insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; $108 and $81 in group life insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; $6,827 and $4,842 in health insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; and $14,000 in moving expenses paid by the Company in fiscal 1998.

(7)
Represents $289 and $285 in long-term disability insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; $108 and $81 in group life insurance premiums paid by the Company in fiscals 1999 and 1998, respectively; and $2,897, $1,868, and $1,854 in health insurance premiums paid by the Company in fiscals 1999, 1998, and 1997, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information relating to stock options awarded to each of the named executive officers during the fiscal year ended June 30, 1999, including the potential realizable value giving effect to the initial public offering price of $13.00 per share over the 10-year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the total option exercise price. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock prices. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. In fiscal 1999, options were granted to acquire up to an aggregate of 1,299,216 shares to employees and directors, all under the 1995 Stock Option Plan and all at an exercise price equal to not less than the fair market value of the common stock on the date of grant as determined in good faith by the board of directors. Optionees may pay the exercise price by cash, check, delivery of already-owned shares of common stock which have been owned by the optionee for more than six months on the date of surrender or under a cashless exercise procedure, to the extent authorized by the board. Options under the stock option plan generally vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining shares vesting ratably quarterly thereafter.

	Individual Grants
Name	Number of Securities Underlying Options/SARS Granted (#)	Percent of Total Options/SARS Granted To Employees In Fiscal 1999	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
					5%	10%
Ching-Fa Hwang	80,000	6.16%	$1.50	05/18/02	$1,574,050	$2,577,492
Thomas R. Kemp	33,333	2.57%	11.25	04/30/09	330,851	748,948
Stephen M. Kendall	20,000	1.54%	11.25	04/30/09	198,513	449,373
Glenn S. Winokur	33,333	2.57%	11.25	04/30/09	330,851	748,948

AGGREGATE OPTION EXERCISES DURING THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal 1999, and the number of shares of common stock subject to exercisable stock options held as of June 30, 1999, by the named executive officers. The “Value Realized” and the “Value of Unexercised In-The-Money Options at June 30, 1999” is based upon a value of $13.00 per share, the initial public offering price of July 29, 1999, minus the per share exercise price, multiplied by the number of shares underlying the option.

Name	Number of Shares Acquired on Exercise		Number of Securities Underlying Unexercised Options at June 30, 1999		Value of Unexercised In-the-Money Options at June 30, 1999
	Exercised	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ching-Fa Hwang	—	—	40,000	40,000	$460,000	$460,000
Thomas R. Kemp	67,493	$ 872,360	1,670	94,168	21,210	841,338
Stephen M. Kendall	39,790	505,333	—	76,876	—	757,325
Glenn S. Winokur	90,208	1,167,292	22,290	74,167	287,433	583,725

CHANGE OF CONTROL ARRANGEMENTS

        The Company’s 1995 Stock Option Plan provides that in the event of a merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute each option or stock purchase rights. If the outstanding options or stock purchase rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase rights as to all of the shares subject to the option or stock purchase rights, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase rights will terminate upon the expiration of the 15-day period. If an optionee’s employment with the successor corporation is terminated other than for cause or if a director’s service with the successor corporation is terminated other than for voluntary resignation, which will not be considered voluntary if requested by the acquiring company, within twelve (12) months after a change of control, the optionee will fully vest in the right to exercise all of the shares subject to the option or stock purchase rights, including shares which would not otherwise be exercisable.

        The Company has entered into change of control severance agreements with each of its executive officers. The Agreements provide that in the event of the executive’s involuntary termination without cause within twelve (12) months after a change of control, the executive is entitled to six months of severance pay, six months of continued coverage under group health, life and other insurance arrangements, and full acceleration of all outstanding options granted to the executive.

COMPENSATION COMMITTEE REPORT

         NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN ANY OF THE COMPANY ’S PREVIOUS OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THIS REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED “FILED” WITH THE COMMISSION OR “SOLICITING MATERIAL” UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

        The Compensation Committee of the Board of Directors (the “Committee ”) establishes the general compensation policies of the Company and the compensation plans and the specific compensation levels for senior executives, including the Company’s Chief Executive Officer.

GENERAL COMPENSATION PHILOSOPHY

        The primary objectives of the Company’s executive compensation policies include the following:
—	To attract, motivate, and retain a highly qualified executive management team;
—	To link executive compensation to the Company’s financial performance as well as to defined individual management objectives established by the Committee;
—	To compensate competitively with the practices of similarly situated technology companies; and
—	To create management incentives designed to enhance stockholder value.

        The Company competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel are key factors to the Company’s future success. The Committee’s compensation philosophy seeks to align the interests of stockholders and management by tying compensation to the Company’s financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and in certain instances, restricted stock.

EQUITY-BASED COMPENSATION

        Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to the Company’s stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of the Company’s Common Stock increases above the exercise price, which is set at the fair market value of the Company Common Stock on the date the option is granted. In addition, employees must remain employed with the Company for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in the employ of the Company.

        All of the options granted in the year ended June 30, 1999 were approved either by the full Board of Directors or by the Committee, pursuant to its delegated authority. In making its determinations, the Committee considers the executive’s position at the Company, such executive’s individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the Committee may deem relevant.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly-compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on the Company’s current compensation plans and policies and proposed regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

THE COMPENSATION COMMITTEE
Herbert Chang
Louis C. Cole
Alan W. Kaufman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the “SEC”). Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. As the effective date of the Company’s liability under Section 16(a) of the Securities Exchange Act of 1934, as amended, was July 29, 1999, the Company did not have such requirement during its fiscal year ended June 30, 1999.

CERTAIN TRANSACTIONS

         Consulting Arrangement. Ying-Hon Wong, one of our directors and a general partner of Wongfratris Investment Company, earned $60,000 in consulting fees in each of fiscal 1997, 1998 and 1999, under a consulting arrangement under which Mr. Wong is paid $5,000 per month that is terminable at any time. Since co-founding NetIQ, Mr. Wong has provided general business consulting services on a variety of issues including financial management, marketing and sales strategies, recruiting and employee development, fund raising, investor relationship management and consultation regarding the defense of legal claims.

COMPANY PERFORMANCE

        The Company’s registration statement covering the Company’s initial public offering became effective July 29, 1999, and the Company’s Common Stock began trading on the Nasdaq National Market on July 30, 1999. As the Company’s fiscal year reported herein ended June 30, 1999, no data is available for this reporting period.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

VOTING VIA THE INTERNET OR BY TELEPHONE

        For shares of Common Stock that are registered in the name of the stockholder or that the stockholder beneficially owns and holds in “street name” through a broker, or bank, the stockholder may vote by completing and returning the voting form provided by their broker or bank or via the internet or by telephone through their broker, or bank, if such a service is provided. To vote via the Internet or telephone, the stockholder should follow the instructions on the voting form provided by their broker or bank. Votes submitted electronically via the Internet or by telephone must be received by 12:00 a.m. (PST) on November 10, 1999.

        The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by each stockholder.

For the Board of Directors

NETIQ CORPORATION

/S / JAMES A. BARTH

SECRETARY

Dated: October 7, 1999

PROXY

NetIQ Corporation

PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NetIQ Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 7, 1999, and hereby appoints Ching-Fa Hwang and James A. Barth and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of NetIQ Corporation to be held on Thursday, November 11, 1999 at 1:00 p.m., local time at 5410 Betsy Ross Drive, Santa Clara, California, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON THE OTHER SIDE	SEE REVERSE
SIDE		SIDE

Vote by Telephone	Vote by Internet

It is fast, convenient, and immediate:	It's fast, convenient, and your vote is immediately confirmed and posted.
Call toll-free on a touch-tone phone:
1-800-PRX-VOTE (1-800-877-779-8683)
Follow these four easy steps:
Follow these four easy steps:
1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.	1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Call the toll free number:	2. Go to the Websit e http://www.eproxyvote.com/cgz
1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States, call collect on a touch-tone phone 1-201-536-8073.
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the instructions provided.
4. Follow the recorded instructions.

Your vote is important!	Your vote is important!
Call 1-800-PRX-VOTE anytime!	Go to HTTP://WWW.EPROXYanytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

[X] Please mark votes as in this example.

1. Election of Directors each for a three-year term.

Nominees:

(01) Kuo-Wei "Herbert" Chang, (02) Ying-Hon Wong

FOR WITHHELD

[_] [_]

2. To approve the appointment of Deloitte & Touche LLP as the as the Company's independent certified public accountants.

FOR AGAINST ABSTAIN

[_] [_] [_]

This proxy will be voted as directed or, if no direction is indicated, will be voted for each of the proposals listed above, and as said proxies deem advisable on such other matters as may come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

Please sign your name exactly as it appears on the proxy card. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

[_] ________________________________

For both nominees except as noted above

Signature: _____________________ Date: _______ Signature: _____________________ Date: _______